UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 2 to Form 8-A Originally Filed on June 12, 1991 and Amended on June 20, 1991)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ambac Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3621676
(State of incorporation or organization)	(I.R.S. employer identification number)

One State Street Plaza
New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-131888

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock ($0.01 par value)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of Registrant’s Common Stock appearing under the caption “Description of Securities—Description of Capital Stock” in the Prospectus dated January 16, 2008 included in Post-Effective Amendment No. 2 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 333-131888) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on February 15, 2006, filed by the Registrant under the Securities Act with the Commission on January 16, 2008 relating to the Common Stock Offering, and under the caption “Description of our Capital Stock” in the prospectus supplement filed with the Commission on March 10, 2008, pursuant to Rule 424(b) under the Securities Act, is incorporated herein by reference to such filings.

Item 2. Exhibits.

Exhibit No.	Description
*1.1	Underwriting Agreement among the Registrant, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Banc of America Securities LLC and UBS Securities LLC on behalf of the Underwriters named therein relating to the offering of the Common Stock.

3.1	Conformed Amended and Restated Certificate of Incorporation of Ambac Financial Group filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to Ambac Financial Group’s Quarterly Report for the quarter ended September 30, 1997 and incorporated herein by reference.)

3.2	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 13, 1998. (Filed as Exhibit 4.04 to the Ambac Financial Group Inc.’s Quarterly Report for the quarter ended June 30, 1998 and incorporated herein by reference.)

3.3	Conformed Copy of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 28, 2004. (Filed as Exhibit 3.03 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.)

3.4	By-laws of Ambac Financial Group, Inc., as amended through May 8, 2007. (Filed as Exhibit 3.05 to Ambac Financial Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.)

4.1	Prospectus dated January 16, 2008 included in Post-Effective Amendment No. 2 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 131888) originally filed with the Commission under the Securities Act on February 15, 2006. (Filed by the Registrant on January 16, 2008 and incorporated herein by reference.)

4.2	Prospectus Supplement dated as of March 6, 2008 to the Prospectus dated January 16, 2008 relating to the Common Stock Offering. (Filed by the Registrant pursuant to Rule 424(b)(2) on March 10, 2008 and incorporated herein by reference.)

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMBAC FINANCIAL GROUP, INC.

/s/ Kevin J. Doyle
Name:	Kevin J. Doyle
Title:	General Counsel

Dated: March 11, 2008

Exhibit Index

Exhibit No.	Description
*1.1	Underwriting Agreement among the Registrant, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Banc of America Securities LLC and UBS Securities LLC on behalf of the Underwriters named therein relating to the offering of the Equity Units.

3.1	Conformed Amended and Restated Certificate of Incorporation of Ambac Financial Group filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to Ambac Financial Group’s Quarterly Report for the quarter ended September 30, 1997 and incorporated herein by reference.)

3.2	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 13, 1998. (Filed as Exhibit 4.04 to the Ambac Financial Group Inc.’s Quarterly Report for the quarter ended June 30, 1998 and incorporated herein by reference.)

3.3	Conformed Copy of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on May 28, 2004. (Filed as Exhibit 3.03 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.)

3.4	By-laws of Ambac Financial Group, Inc., as amended through May 8, 2007. (Filed as Exhibit 3.05 to Ambac Financial Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.)

4.1	Prospectus dated January 16, 2008 included in Post-Effective Amendment No. 2 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 131888) originally filed with the Commission under the Securities Act on February 15, 2006. (Filed by the Registrant on January 16, 2008 and incorporated herein by reference.)

4.2	Prospectus Supplement dated as of March 6, 2008 to the Prospectus dated January 16, 2008 relating to the Common Stock Offering. (Filed by the Registrant pursuant to Rule 424(b)(2) on March 10, 2008 and incorporated herein by reference.)

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.